Exhibit 99.1

Company Contact:
A. Pierre Dubois	Helen Rodriguez
Pierpont Investor Relations	Pierpont Communications, Inc.
Director of Investor Relations	Media Relations
(512) 527-2921	(512) 448-4950

Valence Technology Announces Senior Management Change

AUSTIN, Texas (Feb. XX, 2008) — Valence Technology, Inc. (NASDAQ: VLNC) today announced the appointment, effective March 3, of Galen H. Fischer, CPA, as chief financial officer, replacing Thomas F. Mezger who has resigned from the company.

“We are delighted to welcome Galen Fischer to the senior management team,” stated Robert L. Kanode, president and CEO of Valence Technology.  “Galen brings more than 20 years of global finance, accounting and operations experience with companies ranging in size from venture-funded technology startups to a mature Fortune 100 financial services business.  With his background in senior-level strategic and operational financial positions, as well as hands-on, day-to-day tactical execution skills, Galen is well prepared to lead Valence’s expansion globally.

“I also want to thank Tom Mezger for his dedicated service to the company over the last few years and wish him every success in his future endeavors,” added Kanode.

Prior to joining Valence Technology, Galen held the title of corporate controller for Motive, a publicly traded global communications software company.  Previous to his role with Motive, he was vice president of Finance with United Devices, a venture-funded, global grid software company.  During his 10 years as a private consultant, he also worked with vcfo, Inc., a business consulting firm that specializes in helping early-stage, rapid-growth companies.  His clients were primarily high-tech, including software, hardware, contract manufacturing, and services.  Prior to consulting, Galen was with NYLACOR for eight years, a subsidiary of New York Life.  During his career with NYLACOR, he rose to the senior financial and operations positions and was responsible for Accounting, Finance, IT, Underwriting, Billing, Customer Service, Compliance, and Claims Processing.

Galen started his career in public accounting and as the senior financial officer for companies in diverse industries.  Galen, 52, is a Texas Certified Public Accountant and earned a BBA in Accounting from Texas State University San Marcos, and an MBA from The University of Texas at Austin.

About Valence Technology, Inc.

Valence Technology developed and markets the industry’s first commercially available, safe, large-format family of lithium phosphate rechargeable batteries. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its lithium phosphate rechargeable batteries, the only intrinsically safe lithium rechargeable battery. The company has its headquarters in Austin, Texas, and facilities in Las Vegas, Nevada, Mallusk, Northern Ireland and Suzhou, China. Valence is traded on the Nasdaq Capital Markets under the ticker symbol VLNC and can be found on the internet at www.valence.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial guidance.  Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2007, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

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